                                                        Exhibit 3.1
PARKWAY PROPERTIES, INC.
ARTICLES OF AMENDMENT
Parkway Properties, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:             The Articles of Incorporation (the "Charter") of the Corporation is hereby amended to delete the current ARTICLE V, Section 1 of the Charter and replaces it with the following:
"Section 1. Authorized Capital Stock
(a) Authorized Shares. The total number of shares of capital stock of all classes that the Corporation has authority to issue is 150,000,000.  Of these shares of capital stock, 98,578,704 shares are classified as Common Stock, par value $0.001 per share (the "Common Stock"); 5,421,296 shares are classified as 8.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"); 16,000,000 shares are classified as Series E Convertible Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series E Preferred Stock"); and 30,000,000 shares are classified as Excess Stock, par value $0.001 per share (the "Excess Stock").  The Common Stock, Series D Preferred Stock, Series E Preferred Stock and the Excess Stock shall each constitute a separate class of capital stock of the Corporation.
(b) Terminology and Aggregate Par Value.  All classes of capital stock (except Excess Stock) are referred to herein as "Equity Stock"; all classes of capital stock (including Excess Stock) are referred to herein as "Stock".  The aggregate par value of all of the Corporation's authorized Stock is $150,000."
SECOND:             The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
THIRD:             Immediately prior to the above amendment, the Corporation had authority to issue 100,000,000 shares of stock, consisting of 48,578,704 shares of Common Stock, par value $0.001 per share; 5,421,296 shares of 8.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share; 16,000,000 shares of Series E Convertible Cumulative Redeemable Preferred Stock, par value $0.001 per share; and 30,000,000 shares of Excess Stock, par value $0.001 per share.  The aggregate par value of all authorized shares of all classes of stock having par value was $100,000.

FOURTH:             The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment is 150,000,000, consisting of 98,578,704 shares of Common Stock, par value $0.001 per share; 5,421,296 shares of 8.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share; 16,000,000 shares of Series E Convertible Cumulative Redeemable Preferred Stock, par value $0.001 per share; and 30,000,000 shares of Excess Stock, par value $0.001 per share.  The aggregate par value of all authorized shares of all classes of stock having par value is $150,000.
FIFTH:             The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the foregoing amendment.
SIXTH:             The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 1st day of August, 2012.
                                        PARKWAY PROPERTIES, INC.
                                        /s/ James R. Heistand
                                        James R. Heistand
                                        President and Chief Executive Officer

                                        ATTEST:
                                        /s/ Mandy M. Pope
                                        Mandy M. Pope
                                        Executive Vice President, Chief Accounting Officer and Secretary

2